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                                                                    EXHIBIT 10.7

                                 LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") made this 23 day of December 199__ between CHANNING, INC., a Colorado Corporation ("Lessor") and Motor Cargo, Inc., a _ corporation ("Lessee").

1. AGREEMENT In consideration of the rents, covenants and conditions contained in this Lease to be kept and performed by Lessee, Lessor leases the land and building commonly known as 16300 E. Smith Road, City of Aurora, County of Adams, State of Colorado, and more particularly described as. Lot 2 Block 1 Frank T. Ferris Subdivision, filing No. 2 ("Premises") to Lessee, and Lessee leases the Premises from Lessor, according to this Lease. This Lease shall be a "net lease", with all expenses to be borne by Lessee.

2. TERM

         (a) Initial Term. The term of this Lease will begin on May 20, 1997, and expire on November 30, 1998.

         (b) Option to Extend. Lessee may extend the term for an additional two years, by written notice of its election to do so given to Lessor at least one hundred eighty (180) days prior to the expiration date of the initial term. The terms and conditions of the Lease applicable at the expiration date will govern the extended term; however, the monthly rent will be Thirteen Thousand Nine Hundred Ninety Dollars ($13,990.) Lessee will not have any rights under this paragraph 2(b) if (1) an event of default exists on the expiration date or on the date on which the Lessee gives its notice, or (2) Lessee exercises its rights less than 180 days before the expiration date.

3. RENT Lessee will pay Lessor Two Hundred Thirty Seven Thousand Nine Hundred Ninety Five and 27/100 Dollars ($237,995.27) rental for the full term of the Lease in equal consecutive monthly installments of Twelve Thousand Nine Hundred Fifty Eight Dollars ($12,958.00) (the "monthly rent") on or before the first day of each month during the term of this Lease. Provided, however, that Lessee shall pay Lessor Seventeen Thousand Seven Hundred Nine and 27/100 Dollars ($17,709.27), representing the monthly rent for the remainder of May and June 1997 on or before May 20, 1997. The monthly rent will be paid in advance at the address specified for Lessor in paragraph 26(e) or such other place as Lessor designates, without prior demand and without any abatement, deduction or setoff. If the commencement date occurs on a day other than the first day of a calendar month, or if the expiration date occurs on a day other than the last day of a calendar month, then the monthly rent for the fractional month will be prorated on a daily basis.

4. USE The Premises will be used and operated by Lessee as a motor freight terminal, and Lessee shall not use the Premises for any other purpose, including for fueling and servicing of motor vehicles, without the prior written consent of Lessor, which consent shall not be unreasonably withheld.


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5. ALTERATIONS Lessee shall have the right, at its sole expense and with the prior written consent of the Lessor, to make alterations in or additions or changes, modifications or repairs ("Alterations") to the Premises which do not affect the structural integrity or change the basic character of the Premises. All such Alterations shall be done in conformance with all applicable building and zoning laws, ordinances and regulations, appropriate and adequate insurance, including workers' compensation insurance and insurance of the type specified in paragraph 9 of the Lease, shall be carried by the Lessee and/or any contractor or subcontractor working for and/or at the direction of the Lessee. Any alterations, additions or changes made or placed in or on the Premises by Lessee shall remain as affixed and shall become the property of the Lessor at the termination of the Lease, with the exception of trade fixtures. Lessee shall repair or pay for all repairs necessary for damages to the Premises caused by removal of such trade fixtures.

6. REPAIRS AND MAINTENANCE The Lessor shall be responsible for the structural integrity of the building, roof, floors, walls, and foundation of the Premises; corrective action to restore this structural integrity, if required, shall be the responsibility and at the expense of the Lessor unless the structural integrity was affected by the negligence or willful misconduct of the Lessee. Lessee at its own cost and expense shall be responsible for the repair and maintenance of the water and sewer systems, sprinkler system, electric (system(s), gas system(s) and the air conditioning and heating systems and equipment in addition to the foundation, floors, walls, partitions, ceilings, and other improvements. The Lessee shall throughout the term of this Lease, at its own cost and expense keep and maintain the Premises in good condition, repair and order, both inside and outside, and the yard areas, railings, docks, sidewalks and curbs thereon or adjoining or in front of the Premises. Lessee further covenants that it will not permit, commit or suffer waste, impairment or deterioration of the Premises or the improvements thereon or any part thereof, reasonable wear and tear excepted.

7. TAXES

         (a) Obligation for Payment. Lessee will promptly reimburse Lessor for all taxes (collectively the "Tax"), including without limitation real estate and personal property taxes and assessments assessed, levied, confirmed, or imposed against the Premises, Lessee's personal property located in the Premises, Lessee's operations on the Premises, or by reason of this Lease, during the term of this Lease, whether or not now customary or within the contemplation of Lessor and Lessee. Lessee shall reimburse Lessor per agreed-to proration, or within ten days after receipt of a request for payment of any such tax.

         (b) Liability for Taxes. Lessee's liability to pay taxes and assessments shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the term of the Lease at its commencement and expiration.

8. UTILITIES Lessee will pay the appropriate supplies for all water, gas, electricity, light, heat, telephone, power, and other utilities and communications services used by Lessee on the Premises during the term, whether or not the services are billed directly to Lessee. Lessee will also procure, or cause to be procured, without cost to Lessor, any and all necessary permits, licenses, or other authorizations required for the lawful and proper installation and maintenance upon the Premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in


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supplying any of the services to and upon the Premises. Lessor, upon request of
Lessee, and at the sole expense and liability of Lessee, will join with Lessee in any application required for obtaining or continuing any of the services.

9. INSURANCE

         (a) "All Risk". Lessee shall maintain, at its cost, on the buildings and other improvements that are part of the Premises a policy of standard fire and extended coverage insurance to the extent of at least the full replacement value of the improvements. Full replacement value of the improvements is agreed to be a minimum of seven hundred thousand dollars ($700,000). The insurance policy shall be issued in the names of the Lessor and Lessee as their interests appear. The insurance policy shall provide that any proceeds shall be paid to Lessor and Lessee for use as provided in paragraph 10 ("Destruction of Premises") below. Rent loss insurance shall be maintained by Lessor to be reimbursed by Lessee within ten days of billing by Lessor.

         (b) General Liability. Lessee will, at its sole expense, obtain and keep in force during the term of this Lease commercial general liability insurance with a combined single limit of not leas than one million dollars ($1,000,000) for injury to or death of any one person, three million dollars ($3,000,000) for injury to or death of any number of persons in one occurrence, and one million dollars ($1,000,000) for damage to property, insuring against any and all liability of Lessor and Lessee, including without limitation coverage for contractual liability, broad form property damage, host liquor liability, and non-owned automobile liability, with respect to the Premises or arising out of the maintenance, use, or occupancy of the Premises. The insurance will insure the performance by Lessee of the indemnity agreement as to liability for injury to or death of persons and damage to property set forth in paragraph 11 below. The insurance will be noncontributing with any insurance that may be carried by Lessor and will contain a provision that Lessor, although named as an insured, will nevertheless be entitled to recover under the policy for any loss, injury, or damage to Lessor, its agents, and employees, or the property of such persons. From time to time, the limits and coverage of all the insurance may be adjusted by agreement of Lessor and Lessee in conformity with the then prevailing custom of insuring liability in the State of Colorado.

10. DESTRUCTION OF THE PREMISES. If, during the term hereof, the Premises are totally or partially destroyed, rendering the Premises totally or partially inaccessible or unusable, Lessee shall restore the Premises to substantially the same condition as they were in immediately before destruction, whether or not the insurance proceeds are sufficient to cover the actual cost of restoration. Such destruction shall not terminate this Lease.

11. INDEMNITY. Lessee shall indemnify and hold harmless Lessor against any and all claims and demands arising from the negligence of the Lessee, its officers, agent, invitees and/or employees, as well as those arising from Lessee's failure to comply with any covenant of this Lease on its part to be performed, and shall defend Lessor against any and all suits and/or actions arising out of such negligence, actual or alleged. Likewise, Lessor shall indemnify and hold harmless Lessee against any and all claims and demands arising from the negligence of the Lessor, its officers, agents, invitees and/or employees, as well as those arising from the Lessor's


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failure to comply with any covenant of this Lease on its part to be performed, and shall at its own expense defend the Lessee against any and all suits and/or actions arising out of said negligence.

12. MECHANICS' LIENS. Lessee shall pay all costs for construction done by it or caused to be done by it on the Premises as permitted by this Lease. Lessee shall keep the building, other improvements, and land of which the Premises are a part free and clear of all mechanics' liens resulting from construction done by or for Lessee. Lessee shall have the right to contest the correctness or the validity of any such lien if, immediately on demand by Lessor, Lessee procures and records a lien release bond issued by a corporation authorized to issue surety bonds in an amount equal to one and one-half times the amount of the claim of lien.

13. COMPLIANCE WITH LAWS (GENERALLY)

(a) Lessee's Obligations. Lessee will not use or occupy, or permit any portion of the Premises to be used or occupied:

(1) in violation of any law, ordinance, order, rule, regulation, certificate of it occupancy, or other governmental requirement;

(2) for any disreputable business or purpose; or

(3) in any manner or for any business or purpose that creates risks of fire or other hazards, or that would in any way violate, suspend, void, or increase the rate of fire or liability or any other insurance of any kind at any time carried by Lessor upon all or any part of the building in which the Premises are located or its contents.

Lessee will comply with all laws, ordinance, orders, rules, regulations, and other governmental requirements relating to the use, condition, or occupancy of the Premises, and all rules, orders, regulations, and requirements of the board of fire underwriters or insurance service office, or any other similar body, having jurisdiction over the building in which the Premises are located.

(b) Lessee's Obligations with Respect to Environmental Laws.

(1) Lessee and the Premises will remain in compliance with all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including those statutes, laws, regulations, and ordinances identified in subparagraph (7), all as amended and modified from time to time (collectively, "environmental laws"). All governmental permits relating to the use or operation of the Premises required by applicable environmental laws are and will remain in effect, and Lessee will comply with them.

(2) Lessee will not permit to occur any release, generation, manufacture, storage, treatment, or disposal of "hazardous material", as that term is defined in subparagraph (7), on, in, under, or from the Premises. Lessee may allow vehicles carrying hazardous materials to use the Premises. Lessee will promptly notify Lessor, in writing, if Lessee has or acquires notice or knowledge that any hazardous material has been or is threatened to be released, discharged, disposed of,


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transported, or stored on, in, under, or from the Premises; and if any hazardous material is found on the Premises, Lessee, at its own cost and expense, will immediately take such action as is necessary to detain the spread of and remove the hazardous material to the complete satisfaction of Lessor and the appropriate governmental authorities.

(3) Lessee will immediately Lessor and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the Premises or compliance with environmental laws. Lessee will promptly cure and have dismissed with prejudice any of those actions and proceedings to the satisfaction of Lessor. Lessee will keep the Premises free of any lien imposed pursuant to any environmental laws.

(4) Lessor will have the right at all reasonable times and from time to time to conduct environmental audits of the Premises, and Lessee will cooperate in the conduct of those audits. The audits will be conducted by a consultant of Lessor's choosing, and if any hazardous material is detected or if a violation of any of the warranties, representations, or covenants contained in this paragraph is discovered, the fees and expenses of such consultant will be borne by Lessee and will be paid as additional rent under this Lease on demand by Lessor.

(5) If Lessee fails to comply with any of the foregoing warranties, representations, and covenants, Lessor may cause the removal (or other cleanup acceptable to Lessor) of any hazardous material from the Premises. The costs of hazardous material removal and any other cleanup (including transportation and storage costs) will be additional rent under this Lease, whether or not a court has ordered the cleanup, and those costs will become due and payable on demand by Lessor. Lessee will give Lessor, its agents, and employees access to the Premises to remove or otherwise clean up any hazardous material. Lessor, however, has no affirmative obligation to remove or otherwise clean up any hazardous material, and this Lease will not be construed as creating any such obligation.

(6) Lessee agrees to indemnify, defend (with counsel reasonably acceptable to Lessor and at Lessee's sole cost), and hold Lessor and Lessor's affiliates, shareholders, directors, officers, employees, and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements, or expenses of any kind (including attorneys' and experts' fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, or asserted or awarded against Lessor or any of them in connection with or arising from or out of:

(A) any hazardous material on, in, under, or affecting all or any portion of the Premises;

(B) any misrepresentation, inaccuracy, or breach of any warranty, covenant, or agreement contained or referred to in this paragraph;

(C) any violation or claim of violation by Lessee of any environmental law; or


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(D) the imposition of any lien for the recovery of any costs for environmental cleanup or other response costs relating to the release or threatened release of hazardous material.

This indemnification is the personal obligation of Lessee and will survive termination of this Lease. Lessee, its successors, and assigns waive, release, and agree not to make any claim or bring any cost recovery action against Lessor under CERCLA, as the term is defined in subparagraph (7), or any state equivalent or any similar law now existing or enacted after this date. To the extent that Lessor is strictly liable under any such law, regulation, ordinance, or requirement, Lessee's obligation to Lessor under this indemnity will also be without regard to fault on the part of Lessee with respect to the violation or condition that results in liability to Lessor.

(7) For purposes of this Lease,"hazardous materials" has the definitions found in the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. # 9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. # 1802, both as amended to this date and as amended after this date; the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. # 6902, et seq., as amended to this date and as amended after this date; or any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended to this date or as amended after this date.

(c) Right to Contest Laws. Lessee will have the right to contest by appropriate proceedings diligently conducted in good faith in the name of Lessee, or, with the prior consent of the Lessor, in the name of Lessor, or both, without cost or expense to Lessor, the validity or application of any law, ordinance, order, rule, regulation, or legal requirement of any nature. If compliance with any law, ordinance, order, rule, regulation, or requirement may legally be delayed pending the prosecution of any proceeding, without incurring any lien, charge, or liability of any kind against the Premises, or Lessee's interest in the Premises, and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply, Lessee may delay compliance until the final determination of the proceeding. Even if a lien, charge, or liability may be incurred by reason of delay, Lessee may contest and delay, so long as (1) the contest or delay does not subject Lessor to criminal liability and (2) Lessee furnishes to Lessor security, reasonably satisfactory to Lessor, against any loss or injury by reason of any contest or delay. Lessor will not be required to join any proceedings referred to in this paragraph unless the provision of any applicable law, rule, or regulation at the time in effect requires that the proceedings be brought by or in the name of Lessor, or both. In that event Lessor will join the proceedings or permit them to be brought in its name if Lessee pays all related expenses.

14. CONDEMNATION. If more than twenty five (25%) percent of the Premises shall be taken or appropriated by any public authority under the power of eminent domain, and such total or such partial loss of the Premises shall make it impractical for Lessee's use as a motor freight terminal, this Lease Agreement may be terminated at the option of either party. Lessor shall be entitled to any and all income, rent, award or any interest therein whatsoever which may be paid or made in connection with such public use or purpose, except that Lessee shall be entitled to receive and retain any amount which may be specifically awarded to it because of the taking of its trade


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fixtures. In the event of a partial taking by the right of eminent domain which results in taking of twenty five (25%) percent or less of the total area of the Premises, this Lease shall continue in force and effect, and the Lessee shall be given an equitable reduction in rent, according to the nature and extent of such taking.

15. ASSIGNMENTS AND SUBLEASES Without Lessor's prior written consent, which Lessor agrees will not be unreasonably withheld or delayed, Lessee will neither assign this Lease in whole or in part, nor sublease all or part of the Premises.

16. SIGN INSTALLATION AND REMOVAL Lessee, at its sole cost, shall have the right to place, construct and maintain exterior signage on the Premises including those signs presently on the Premises. All signs/advertising shall be in accordance with all applicable building and zoning laws, ordinances and regulations and with written permission of Lessor, which shall not be unreasonably withheld. At the expiration of this Lease, or any extension thereof, all signs installed on the Premises since the commencement date of this Lease and any prior lease, shall be removed by Lessee at its expense in a responsible and workmanlike manner, protecting the building and adjacent property from any defacing or damage caused by such removal.

17. END OF TERM

At the end of this Lease, Lessee will surrender the Premises in good order and condition, ordinary wear and tear excepted. If Lessee is not then in default, Lessee may remove from the Premises any trade fixtures, equipment, and movable furniture placed in the Premises by Lessee, whether or not the trade fixtures or equipment are fastened to the building. Lessee will not remove any trade fixtures or equipment without Lessor's prior written consent if the trade fixtures or equipment are used in the operation of the building or if the removal of the fixtures or equipment will impair the structure of the building. Lessee will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixture, equipment, furniture, alterations, additions, and improvements not so removed will conclusively be deemed to have been abandoned by Lessee and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Lessor without notice to Lessee or to any other person and without obligation to account for them. Lessee will pay Lessor all expenses incurred in connection with Lessor's disposition of such property, including without limitation the cost of repairing any damage to the building or Premises caused by removal of the property. Lessee's obligation to observe and perform this covenant will survive the end of this Lease.

18. SUBORDINATION

(a) General. This Lease and Lessee's rights under this Lease are subject and subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien encumbrance or indenture, together with any renewals, extensions, modifications, consolidations, and replacements of them, which now or at any subsequent time affect the Premises, any interest of Lessor in the Premises, or Lessor's interest in this Lease and the estate created by this Lease (except to the extent that any such instrument expressly provides that this Lease is superior to it). This provision will be self-operative and no further instrument of subordination will be required


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in order to effect it. Nevertheless, Lessee will execute, acknowledge and deliver to Lessor, at any time and from time to time, upon demand by Lessor, any documents as may be requested by Lessor, any ground Lessor or underlying lessor, or any mortgagee, or any holder of a deed of trust or other instrument described in this paragraph, to confirm or effect the subordination. If Lessee fails or refuses to execute, acknowledge, and deliver any such document within twenty
(20) days after written demand, Lessor, its successors, and assigns will be entitled to execute, acknowledge, and deliver the document on behalf of Lessee as Lessee's as attorney-in-fact. Lessee constitutes and irrevocably appoints Lessor, its successors, and assigns, as Lessee's attorney-in-fact to execute, acknowledge, and deliver on behalf of Lessee any documents described in this paragraph.

(b) Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in subparagraph (a) succeeds to Lessor's interest in the Premises, Lessee will pay to it all rents subsequently payable under this Lease. Lessee will, upon request of anyone so succeeding to the interest of Lessor, automatically become the Lessee of, and attorn to, the successor in interest without change in this Lease. The successor in interest will not be bound by (1) any payment of rent for more than one month in advance,
(2) any amendment or modification of this Lease made without its written consent, (3) any claim against Lessor arising prior to the date on which the successor succeeded to Lessor's interest, or (4) any claim or offset of rent against the Lessor. Upon request by the successor in interest and without cost to Lessor or the successor in interest, Lessee will execute, acknowledge and deliver an instrument or instruments confirming the attornment. The instrument of attornment will also provide that the successor in interest will not disturb Lessee in its use of the Primises in accordance with this Lease. If Lessee fails or refuses to execute, acknowledge, and deliver the instrument within twenty
(20) days after written demand, the successor in interest will be entitled to execute, acknowledge, and deliver the document on behalf of Lessee as Lessee's as attorney-in-fact. Lessee constitutes and irrevocably appoints the successor in interest as Lessee's attorney-in-fact to execute, acknowledge, and deliver on behalf of Lessee any document described in this paragraph.

19. ESTOPPEL Estoppel Certificates. Within no more than ten (10) days after written request by Lessor, Lessee will execute, acknowledge, and deliver to Lessor a certificate stating:

(1) that this Lease is unmodified and in full force and effect, or, if the Lease is modified, the way in which it is modified accompanied by a copy of the modification agreement;

(2) the date to which rental and other sums payable under this Lease have been paid;

(3) that no notice has been received by Lessee of any default which has not been cured, or, if the default has not been cured, what Lessee intends to do in order to effect the cure, and when it will do so;

(4) that Lessee has accepted and occupied the Premises;

(5) that Lessee has no claim or offset against Lessor, or, if it does, stating the date of the assignment and assignee (if known to Lessee); and


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(6) other matters as may be reasonably requested by Lessor.

Any certificate may be relied upon by any prospective purchaser of the Premises and any prospective mortgagee or beneficiary under any deed of trust or mortgage encumbering the Premises. If Lessor submits a completed certificate to Lessee, and if Lessee fails to object to its contents within ten (10) days after its receipt of the completed certificate, the matters stated in the certificate will conclusively be deemed to be correct. Furthermore, Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact to execute and deliver on Lessee's behalf any completed certificate to which Lessee does not object within ten (10) days after its receipt.

20. LESSOR'S ACCESS. The Lessor, or Lessor's agent, shall have the right to enter into and upon the Premises or any part thereof at all reasonable hours for the purpose of examining the same or for maintenance and repairs required of it under the Lease. The Lessor, or Lessor's agent, shall have the right to show the Premises to persons wishing to purchase or lease the same at reasonable hours. during the six (6) months period prior to the expiration of the Lease, the Lessor, or the Lessor's agent, shall have the right to place the usual "to let" or "for sale" notices on the Premises provided they do not cover the Lessee's signs and windows or access to the Premises and the Lessee agrees to permit the same to remain thereon without hindrance or molestation.

21. SECURITY DEPOSIT Lessee has deposited twelve thousand nine hundred fifty eight dollars ($12,958.00) with Lessor as security for Lessee's payment of rent and performance of its other obligations under this Lease, and any renewals or extensions of this Lease. If Lessee defaults in its payment of rent or performance of its other obligations under this Lease, Lessor may use all or part of the security deposit for the payment of rent or any other amount in default, or for the payment of any other amount which Lessor may spend or become obligated to spend by reason of Lessee's default, or for the payment to Lessor of any other loss or damage which Lessor may suffer by reason of Lessee's default. If Lessor so uses any portion of the security deposit, Lessee will restore the security deposit to its original amount within five (5) days after written demand from Lessor. Lessor will not be required to keep the security deposit separate from its general funds, and Lessee will not be entitled to interest on the security deposit. The security deposit will not be a limitation on Lessor's damages or other rights under this Lease, or a payment of liquidated damages, or an advance payment of the rent. If Lessee pays the rent and performs all of its other obligations under this Lease, Lessor will return the unused portion of the security deposit to Lessee within sixty (60) days after the end of the term; however, if Lessor has evidence that the security deposit has been assigned to an assignee of the Lease, Lessor will return the security deposit to the assignee. Lessor may deliver the security deposit to the purchaser of the Premises and be discharged from further liability with respect to it.

22. COVENANT OF QUIET ENJOYMENT So long as Lessee pays the rent and performs all of its obligations in this Lease, Lessee's possession of the Premises will not be disturbed by Lessor, or anyone claiming by, through or under Lessor, or by the holders of the mortgages described in paragraph 18.

23. LIMITATION ON LESSEE'S RECOURSE Lessee's sole recourse against Lessor, and any successor to the interest of Lessor in the Premises, is to the interest of Lessor, and any successor,


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in the Premises. Lessee will not have any right to satisfy any judgment which it may have against Lessor, or any successor, from any other assets of Lessor, or any successor.

In this paragraph the terms "Lessor" and "successor" include the shareholders, venturers, and partners of Lessor and successor and the officers, directors, and employees of Lessor and successor. The provisions of this paragraph are not intended to limit Lessee's right to seek injunctive relief or specific performance, or Lessee's right to claim the proceeds of insurance (if any) specifically maintained by Lessor for Lessee's benefit.

24. DEFAULT

(a) Events of Default. The following occurrences are "events of default":

(1) Lessee defaults in the due and punctual payment of rent or any other payment required under this Lease, and the default continues for five (5) days after written notice from Lessor; however, Lessee will not be entitled to more than one (1) notice for default in payment of rent during any twelve month period, and if, within twelve (12) months after any notice, any rent is not paid when due, an event of default will have occurred without further notice;

(2) Lessee vacates or abandons the Premises;

(3) This Lease or the Premises or any part of the Premises is taken upon execution or by other process of law directed against Lessee, or is taken upon or subjected to any attachments by any creditor of Lessee or claimant against Lessee, and the attachment is not discharged within fifteen (15) days after its levy;

(4) Lessee files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or is dissolved, or makes an assignment for the benefit of creditors;

(5) Involuntary proceedings under any bankruptcy laws or insolvency act or for the dissolution of Lessee are instituted against Lessee, or a receiver or trustee is appointed for all or substantially all of Lessee's property, and the proceeding is not dismissed or the receivership or trusteeship is not vacated within ninety (90) days after institution or appointment;

(6) Lessee fails to take possession of the Premises on the commencement date of the term; or

(7) Lessee breaches any of the other agreements, terms, covenants, or conditions that this Lease requires Lessee to perform, and the breach continues for a period of twenty (20) days after notice by Lessor to Lessee.

(b) Remedies. If any one or more events of default set forth in paragraph 24(a) occurs, then Lessor may, at its election:

(1) give Lessee written notice of its intention to terminate this Lease on the date of the notice or on any later date specified in the notice, and, on the date specified in the notice, Lessee's right to possession of the Premises will cease and the Lease will be terminated, except as to Lessee's liability set forth in this paragraph 24(b)(l). If this Lease is terminated pursuant to the provisions of this subparagraph (1), Lessee will remain liable to Lessor for damages in an amount equal to the rent and other sums that would have been owing by Lessee under this Lease for the balance of the term if this Lease had not been terminated, less the net proceeds, if any, of any reletting of the Premises by Lessor subsequent to the termination, after deducting all Lessor's expenses in connection with reletting.

and/or

(2) without demand or notice, re-enter and take possession of the Premises or any part of the Premises; expel the Lessee from the Premises and those claiming through or under Lessee; and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. If Lessor elects to re-enter as provided in this paragraph 24(b)(2), or if Lessor takes possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, Lessor may, from time to time, without terminating this lease, relet the Premises or any part of the Premises, either alone or in conjunction with other portions of the building of which the Premises are a part, in Lessor's or Lessee's name but for the account of Lessee, for the term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this lease) and on such terms and conditions (which may include concessions of free rent, and the alteration and repair of the Premises) as Lessor, in its uncontrolled discretion, may determine. Lessor may collect and receive the rents for the Premises. Lessor will not be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon the reletting. No re-entry or taking possession of the Premises by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of the intention is given to Lessee. No notice from Lessor under this lease or under a forcible entry and detainer statute or similar law will constitute an election by Lessor to terminate this lease unless the notice specifically says so.

25. INTEREST OF PAST DUE OBLIGATIONS. If Lessee fails to pay any payment due to Lessor under this Lease within five (5) days alter such payment is due, the unpaid amount shall be subject to a one time late payment charge for that payment equal to five percent (5%) of the unpaid amounts. This late payment charge will constitute liquidated damages, and will be paid to Lessor together with such unpaid amounts. In addition, any payment due to Lessor under this Lease which is not paid within five (5) days after such payment is due shall bear interest at the rate of 1.5% per month from the due date until such amount is paid in full. Any such interest payment or late charge shall not excuse or correct any default by the Lessee in the payment of rent under this Lease, unless full payment of all overdue sums is also received by Lessor.

26. MISCELLANEOUS

(a) Recordation. Lessee's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.

(b) Holding Over. If Lessee remains in possession of the Premises after the end of this Lease, Lessee will occupy the Premises as a Lessee from month to month, subject to all conditions, provisions, and obligations of this Lease in effect on the last day of the term. Monthly rent shall be $16,200 during any holdover period.

(c) No Waiver. No waiver of any condition or agreement in this Lease by either Lessor or Lessee will imply or constitute a further waiver by such party of the same or any other condition or agreement.

(d) Authority. If Lessee signs this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee warrants to Lessor that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the Premises are located, that Lessee has full right and authority to enter into this Lease, and that each and every person signing on behalf of Lessee is authorized to do so. Upon Lessor's request, Lessee will provide evidence satisfactory to Lessor confirming these representations.

(e) Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease will be written and will be deemed to have been given (1) when personally delivered, when served pursuant to the Federal Rules of Civil Procedure, or (2) on the third (3rd) day after it is deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to:

Lessor:                 Channing, Inc.
                        2679 S. Zephyr Court
                        Lakewood, CO 80227
                        Attn: Mr. Hedley Smith
                        (303) 989-3386

with a copy to:

                        Channing, Inc.
                        8985 Tahoe Lane
                        Boulder, CO 80301
                        Attn: Mr. Walt Krier
                        (303) 665-2468

Lessee:                 Motor Cargo
                        P.O. Box 2351
                        Salt Lake City, UT 84110
                        Attn: Mr. Lou Holdener
                        (800) 922-4099

                        (801) 292-1111

Either Lessor or Lessee may change its address or addressee for purposes of this paragraph by giving ten (10) days' prior notice according to this paragraph.

(f) Attorneys' Fees. If Lessor and Lessee litigate any provision of this Lease or the subject matter of this Lease, the unsuccessful litigant will pay to the successful litigant all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the successful litigation at trial and on any appeal. If, without fault ,either Lessor or Lessee is made a party to any litigation instituted by or against the other, the other will indemnify the faultless one against all loss, liability, and expense, including reasonable attorneys' fees and court costs, incurred by it in connection with the litigation.

(g) Waiver of Jury Trial. Lessor and Lessee waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises (except claims for personal injury or property damage). If Lessor commences any summary proceeding for nonpayment of rent, Lessee will not interpose (and waives the right to interpose) any counterclaim in any proceeding.

(h) Binding Effect. This Lease will inure to the benefit of, and will be binding upon, Lessor's successors and assigns. This Lease will inure to the benefit of, and will be binding upon, the Lessee's successors and assigns so long as the succession or assignment is permitted by paragraph 15.

Lessor and Lessee have executed this Lease as of the first date in this Lease.

LESSOR:                                       LESSEE:

CHANNING, INC.                                MOTOR CARGO, INC.
a Colorado corporation                        a Utah corporation

By: s/Hedley S. Smith                         By: s/Lou Holdener
       President                                    President

STATE OF COLORADO        )
                         ) SS.
COUNTY OF JEFFERSON      )

         I hereby certify that the foregoing Lease Agreement was subscribed and sworn to before me on this 23 day of Dec. 199_, by Hedley Smith as President of Channing, Inc.

         WITNESS my official hand and seal.

         My commission expires: 1/10/99
                                ________________

                                                    /s/
                                               Notary Public     [SEAL]

                                             My Comm. Expires _______________

[SEAL]


STATE OF UTAH                 )
                              ) SS.
COUNTY OF DAVIS               )

         I hereby certify that the foregoing Lease Agreement was subscribed and sworn to before me on this 29 day of January, 1997, by Lou Holdener as President of Motor Cargo, Inc.

         WITNESS my official hand and seal.

         My commission expires: 7/28/1999


                                             /s/
                                             Notary Public
                                             Address

[SEAL]